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EXHIBIT 23 - CONSENT OF INDEPENDENT ACCOUNTANTS






                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-95615) of MICROS Systems, Inc. of our report dated June 22, 2001 relating to the financial statements of the MICROS Systems, Inc. 401(K) Retirement Plan as of December 31, 2000 and 1999 and for the years then ended, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
McLean, Virginia
June 22, 2001





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